Exhibit 99.3

DTE Energy announces intent to spin-off Midstream business

Unlocking significant shareholder value through spin-off of Midstream

Higher combined dividend compared to DTE's current, pre-transaction dividend

Increased utility capex plan by $2 billion to $17 billion

Both companies to maintain commitments to Michigan and local communities

Separately announced Q3 2020 results; increased 2020 guidance, provided 2021 EPS early outlook and increased 2021 dividend by 7%1

DETROIT, October 27, 2020 – DTE Energy (NYSE: DTE) (“DTE Energy” or “the Company”) today announced that the Company’s Board of Directors has unanimously authorized management to pursue a plan to spin-off the DTE Midstream business (“Midstream”) from DTE Energy. Midstream is the Company’s non-utility natural gas pipeline, storage and gathering business. The transaction would transform DTE Energy into a predominantly pure-play regulated electric and natural gas utility. Midstream would become an independent, publicly traded company well positioned for sustainable growth. The separation transaction is not expected to have any adverse impact on DTE Energy’s utility operations, customers or customer rates.

“DTE Energy has earned a reputation as a premier company in our industry because the Board and management team have a track record of value creation through disciplined planning and strong execution. Today’s announcement is a result of a series of strategic discussions that began in the summer of 2019 to identify opportunities that enable us to unlock the significant value we have created as our utility and non-utility businesses have grown,” said Jerry Norcia, DTE Energy president and CEO.

“Through a combination of greenfield development and acquisitions, we have meaningfully increased Midstream’s scale, diversification and market reach. As a result, Midstream is now an energy industry leader with the assets, resources and capabilities to stand on its own. Separating Midstream from DTE Energy sharpens both companies’ focus on their respective strategic priorities and stakeholder needs. We believe DTE Energy and Midstream will be even better positioned to grow, thrive and deliver superior returns with this transaction,” Norcia continued.

“As a result of our employees’ hard work and accomplishments, we are able to take this step and position DTE Energy and Midstream for an even stronger future,” Norcia stated. “As we conducted our review, serving the best interest of all stakeholders was a key consideration.”

1 Reconciliation of operating earnings (non-GAAP) to reported earnings included in the appendix; does not reflect strategic separation impacts and any post-transaction guidance is expected to be revisited later in the process

Under the separation plan, DTE Energy shareholders will retain their current shares of DTE Energy stock and receive a pro-rata dividend of shares of the new Midstream company stock in a transaction that is expected to be tax-free to DTE Energy and its shareholders for U.S. federal income tax purposes. The actual number of Midstream shares to be distributed to DTE Energy shareholders will be determined prior to closing. DTE Energy is targeting to complete the spin-off by mid-year 2021.

Benefits of the separation transaction

The separation is expected to create numerous benefits for both DTE Energy and Midstream, including:

•Transforms DTE Energy into a high growth, predominantly pure-play, regulated, Michigan-based utility;

•Positions Midstream as a premier independent, natural gas midstream company with assets in premium basins connected to major demand markets;

•Empowers Midstream to pursue growth opportunities and fully capitalize on its go-forward growth platform as an independent company;

•Aligns the companies’ respective business mix with investor preferences and overall market trends, leading to expected enhanced valuations for both DTE Energy and Midstream;

•Enables each business to pursue separate and distinct strategies led by proven boards and management teams who have skillsets and experience directly linked to each company’s unique strategic and financial objectives;

•Provides capital allocation flexibility and capital structures that support distinct business models and growth objectives;

•Generates a combined dividend that is expected to be higher than DTE’s current, pre-transaction dividend. Upon closing, DTE Energy plans to continue a payout ratio and dividend growth target consistent with pure-play utility companies. Upon closing, Midstream expects to establish a growing dividend with an initial level competitive with its midstream peers. Until the planned separation has been completed, DTE Energy expects to continue to pay its regular quarterly dividend. All dividends will be subject to approval by the respective Board of Directors following the completion of the separation; and

•Enhances opportunities for employees, including providing many new career opportunities for Midstream employees as part of an independent, publicly traded company.

DTE Energy: a best-in-class predominantly pure-play regulated electric and natural gas utility with superior earnings growth, a strong capital investment plan and a proven record of cost management

With the completion of the separation, DTE Energy’s utility operating earnings would be in-line with its pure-play peers. Approximately 90% of DTE Energy’s operating earnings would be generated by its regulated utility business compared to 70% today. Approximately 92% of capital investments would be devoted to DTE Energy’s utility operations.

The Company is targeting a long-term operating EPS growth rate of 5% to 7% off its 2020 original guidance. This includes 7% to 8% long-term operating earnings growth for its regulated electric business and approximately 9% for its regulated natural gas business.

This growth is supported by $17 billion of planned utility capital investments over the next five years – a $2 billion, or 13%, increase over DTE Energy’s prior plan. These investments will continue to drive the Company’s commitment to cleaner, safe, reliable and affordable energy.

DTE Energy has an undisputed track record of cost management, far outperforming peer averages. The Company has consistently earned its authorized return on equity, reflecting both its operational excellence and constructive regulatory relationships, which will remain priorities following the separation. DTE Energy remains committed to a strong investment grade balance sheet.

DTE Energy will continue to be led by Jerry Norcia, president and CEO, and its current management team. Gerry Anderson will continue to serve as executive chairman, and Ruth Shaw will continue to serve as the Company’s lead independent director.

The new Midstream company: a premier natural gas pipeline, storage and gathering provider with significant growth and value creation opportunities as a standalone, publicly traded company

Midstream is a regulated natural gas pipeline, regulated storage, and gathering business that serves producers, gas and electric utilities, marketers, power plants and large industrial customers. It is recognized as a best-in-class provider of safe, reliable and economic midstream services in the top tier supply basins of North America. Midstream’s proven, experienced leadership and highly engaged employees have enabled among the best safety and reliability rankings in the industry.

Midstream owns 900 miles of FERC regulated gas transmission lines and 1,450 miles of gathering lines connected to high quality markets. It also owns and operates 91 Bcf of regulated gas storage capacity in Michigan serving local distribution companies, power generators and other end-user markets in major demand regions across the Midwest, the Northeast and Canada.

Midstream’s 2020 adjusted EBITDA is estimated to be approximately $700 million. This performance reflects the resource quality, the strategic location of its assets and the strong, long-term contracts underpinning the business. The business has generated over $3 billion of cash since 2008 and is expected to drive strong future EBITDA growth.

Midstream expects to maintain a competitive capital structure, initially targeting approximately 4.0x debt / adjusted EBITDA and approximately 2x dividend coverage ratio in 2021. It will target a credit rating that is in alignment with its peers.

The new Midstream company would be the only independent, mid-cap, C-Corp, gas-focused midstream investment opportunity with exposure to the Marcellus, Utica and Haynesville shales with connection to major demand markets.

Upon completion of the separation, David Slater, currently president and COO of DTE Midstream, will become president and CEO of the new Midstream company. Slater brings over 30 years of experience in the energy industry where he has worked in both commercial business development and operational roles. He joined DTE Energy in 2011 as DTE Gas Storage & Pipelines senior vice president and has led DTE Midstream since 2014.

Robert Skaggs Jr., a member of the DTE Energy Board, will serve as executive chairman of the new Midstream Board and will continue to serve as a member of the DTE Energy Board. Skaggs has over 35 years of experience in the energy industry, including leading companies in the midstream, pipeline and regulated utility sectors. He served as president and CEO of NiSource, Inc. from 2005 to 2015 and executed its successful spin-off of Columbia Pipeline Group, Inc. in mid-2015.

Additional members of Midstream’s management team and Board of Directors will be announced prior to the separation.

Timing / approvals

DTE Energy is targeting to complete the spin-off by mid-year 2021, subject to final approval by the Company’s Board of Directors, a Form 10 registration statement being declared effective by the Securities and Exchange Commission, regulatory approvals and satisfaction of other conditions. DTE Energy shareholder approval is not required to effect the separation transaction. There can be no assurance that any separation transaction will ultimately occur or, if one does occur, of its terms or timing.

A force for growth and prosperity in our communities

DTE Energy will remain headquartered in Detroit. Midstream will also establish its headquarters in Detroit. Both companies are committed to being a force for growth and prosperity in the communities they serve.

DTE Energy has a long record of corporate citizenship throughout its 450 Michigan communities, including through volunteerism, education and employment initiatives, philanthropy and economic progress. Among other initiatives, DTE Energy has spent more than $11.4 billion with Michigan companies since 2010, supporting 34,000 Michigan jobs. The Company also actively supports its communities through the DTE Energy Foundation, among the state’s largest foundations committed to Michigan-focused giving. The DTE Foundation this year invested more than $40 million nationwide with specific focus on COVID-19 support to first responders, basic needs, and economic recovery for small businesses.

Strong third quarter 2020 results, increased guidance for 2020, continued growth in 2021

DTE Energy separately reported today strong third quarter 2020 results across its businesses and increased the midpoint of its 2020 operating earnings guidance by 14% from the Company’s original 2019 guidance. DTE Energy also provided 2021 EPS early outlook and announced a 7% dividend increase.

Advisors

Barclays and Lazard are serving as financial advisors and Cravath, Swaine & Moore LLP is acting as legal advisor to DTE Energy.

Conference call and webcast

DTE Energy will host a conference call today at 9 a.m. ET to discuss today’s announcement and its third quarter results. The associated press releases and presentation slides are available at dteenergy.com/investors.

Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (833) 968-2209 or international: (778) 560-2895. The passcode is 8965118. The webcast will be archived on the DTE Energy website at dteenergy.com/investors.

About Robert Skaggs Jr.

Skaggs has over 35 years of experience in the energy industry, including leading companies in the midstream, pipeline and regulated utility sectors.

From 2005 through 2015, Skaggs served as president and CEO of NiSource, Inc., a Fortune 500 energy holding company engaged in natural gas and electric utilities and the gas storage and pipeline business. In this role, he executed NiSource’s successful spin-off of Columbia Pipeline Group, Inc., a gas pipeline, storage, gathering and processing business, in mid-2015. Earlier in 2015, Skaggs executed the successful IPO of Columbia Gas Pipeline Partners MLP. Skaggs served as chairman and CEO of Columbia Pipeline Group and Columbia Gas Pipeline Partners from 2015 through 2016.

Prior to serving as president of NiSource from 2004 to 2005, Skaggs was executive vice president, regulated revenue, for NiSource, responsible for developing regulatory strategies and leading external relations across all of the corporation’s energy distribution markets as well as its extensive interstate pipeline system. He also led regulated commercial activities, including large customer and marketer relations and energy supply services, as well as federal governmental relations.

Skaggs has served as director of DTE Energy since 2017. Skaggs also serves as a director of Team, Inc. He also is past chairman of the American Gas Association’s board of directors and has served in leadership roles for a variety of charitable, community and civic efforts.

Skaggs earned a bachelor’s degree in economics from Davidson College, a law degree from West Virginia University and a master’s degree in business administration from Tulane University.

About David Slater

Slater has over 30 years of experience in the energy industry, where he has worked in both commercial business development and operational roles.

Currently, Slater is president and COO of DTE Midstream and has been a member of DTE Energy’s executive leadership team since 2015. Slater joined DTE Energy in 2011 as senior vice president of DTE Gas Storage & Pipelines Company and DTE Pipeline Company and was promoted to executive vice president of DTE Midstream/GS&P in 2014.

Prior to joining DTE Energy, Slater held various senior management positions at Goldman Sachs and Nexen Marketing, a top-10 North American Energy merchant.

Slater is a member of the board of directors for Millennium Pipeline, Vector Pipeline, Nexus Gas Transmission and the elected chair of INGAA (Interstate Natural Gas Association of America). He is the elected board chairman of a local faith-based organization and director of a charitable faith-based foundation.

Slater earned a master’s degree in Business Administration and an honors degree in Business Commerce from the University of Windsor.

About DTE Energy

DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and Gas aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com.

Forward looking statements
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “would,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s and DTE Midstream’s financial results and estimates of future prospects, and actual results may differ materially. This release contains forward-looking statements about DTE Energy’s intent to spin-off DTE Midstream and DTE Energy’s preliminary strategic, operational and financial considerations related thereto. The statements with respect to the separation transaction are preliminary in nature and subject to change as additional information becomes available. The separation transaction will be subject to the satisfaction of a number of conditions, including the final approval of DTE Energy’s Board of Directors, and there is no assurance that such separation transaction will in fact occur. Many factors impact forward-looking statements including, but not limited to, the following: risks related to the separation transaction, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business, and that the transaction may not be completed in accordance with DTE Energy’s expected plans or anticipated timelines, or at all; the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy’s gas storage and pipelines operations and the volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility in prices in the international steel markets on DTE Energy’s power and industrial projects operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission.

Use of Operating Earnings Information – Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DTE Energy management believes that operating earnings provide a more meaningful representation of the Company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2020 and 2021 operating earnings guidance. It is likely that certain items that impact the Company’s 2020 and 2021 reported results will be excluded from operating results. Reconciliations to the comparable 2020 and 2021 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e., future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

DTE Energy also discusses adjusted EBITDA in this release. The reconciliation of net income to adjusted EBITDA as projected for full-year 2020 is not provided. DTE Energy does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divesture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DTE Energy is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DTE Energy is not able to provide a corresponding GAAP equivalent for adjusted EBITDA.

For further information, members of the media may call:
Paula Silver, DTE Energy, 313.235.5555
Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750